SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement	☐	Definitive Additional Materials

☐	Confidential, for Use of the Commission Only (as permitted by Rule 1 4a-6(e)(2))	☐	Soliciting Material Pursuant to/section/240.14a-11(c) or /section/240.14a-12

☐	Definitive Proxy Statement

AESP, INC.

(Name of Registrant as Specified in Its Charter)
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

AESP, INC.
1810 N.E. 144TH STREET
NORTH MIAMI, FLORIDA 33181
(305) 944-7710

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
February __, 2003

     NOTICE IS HEREBY GIVEN that a special meeting of the shareholders (the “Special Meeting”) of AESP, Inc., a Florida corporation (the “Company”), will be held on February      , 2003 at 9:00 a.m., local time, at the principal executive offices of the Company located at 1810 N.E. 144th Street, North Miami, Florida 33181 for the following purposes, all of which are set forth more completely in the accompanying Proxy Statement:

(1) To approve the issuance of (a) 230,000 shares of the Company’s authorized but unissued common stock upon the conversion of 230,000 shares of the Company’s currently outstanding Series A Preferred Stock; (b) three-year warrants to purchase up to 118,750 shares of Company common stock at an exercise price of $1.10 per share to the selling agents in the Company’s private placement of its common stock completed in December 2002; and (c) up to 59,375 shares of Company common stock as liquidated damages if the Company does not timely satisfy its registration rights obligation in connection with the private placement;

(2) To vote to adjourn the special meeting if there are not sufficient votes to approve one or more matters, in order to provide additional time to solicit proxies; and

(3) To transact such other business as may properly come before the meeting.

     Pursuant to the Company’s By-Laws, the board of directors has fixed the close of business on January      , 2003, as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting.

     A FORM OF PROXY IS ENCLOSED. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE SPECIAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Roman Briskin

North Miami, Florida February , 2003	Roman Briskin, Corporate Secretary

PROXY STATEMENT
The December 2002 Private Placement
Nasdaq SmallCap Market Issues with Respect to the Private Placement
Additional Factors to Consider Relating to the Company’s Financial Situation and Banking Agreements
Dilution
Vote Required
Vote Required
PRINCIPAL SHAREHOLDERS
OTHER MATTERS

AESP, INC.
1810 N.E. 144TH STREET
NORTH MIAMI, FLORIDA 33181
(305) 944-7710

PROXY STATEMENT

     The enclosed proxy is solicited by the board of directors of AESP, Inc., a Florida corporation (the “Company” or “AESP”), for use at a special meeting of shareholders (the “Special Meeting”) to be held on February      , 2003 at 9:00 a.m., local time, at the principal executive offices of the Company located at 1810 N.E. 144th Street, North Miami, Florida 33181. The approximate date on which this Proxy Statement and the enclosed proxy will be sent to shareholders will be February      , 2003. The form of proxy provides a space for you to withhold your vote for the proposal. You are urged to indicate your vote on the proposal in the space provided. If signed but no space is marked, it will be voted by the persons therein named at the meeting: (i) in favor of the issuance of (a) 230,000 shares of the Company’s authorized but unissued common stock upon the conversion of 230,000 shares of the Company’s currently outstanding Series A Preferred Stock; (b) three-year warrants to purchase up to 118,750 shares of Company common stock at an exercise price of $1.10 per share to the selling agents in the Company’s private placement of its common stock completed in December 2002; and (c) up to 59,375 shares of Company common stock as liquidated damages if the Company does not timely satisfy its registration rights obligation in connection with the private placement; (collectively the “Share Issuances”) (ii) in favor of the adjournment of the Special Meeting if there are not sufficient votes to approve one or more matters; and (iii) in their discretion, upon such other business as may properly come before the meeting.

     Whether or not you plan to attend the Special Meeting, please fill in, sign and return your proxy card to the transfer agent in the enclosed envelope, which requires no postage if mailed in the United States. The cost of the board of directors’ proxy solicitation will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally and by telephone and telegraph, all without extra compensation.

     At the close of business on January      , 2003 (the “Record Date”), the Company had outstanding 5,754,221 shares of $.001 par value common stock (“Common Stock”). Each share of Common Stock outstanding on the Record Date entitles the holder thereof to one vote on each matter submitted to a vote of shareholders at the Special Meeting. Only shareholders of record at the close of business on the Record Date are entitled to notice of and, to vote at the Special Meeting. However, under Nasdaq rules, shareholders who purchased shares in the Company’s private placement of its Common Stock completed in December 2002 will not be entitled to vote on the proposals being voted upon at the Special Meeting. In the event that there are not sufficient votes for approval of any of the matters to be voted upon at the Special Meeting, the Special Meeting may be adjourned in order to permit further solicitation of proxies. The quorum necessary to conduct business at the Special Meeting consists of a majority of the outstanding shares of Common Stock.

     The Company’s principal shareholders collectively own an aggregate of 1,552,014 shares (27.0%) of the shares of common stock outstanding on the Record Date. The Company’s principal shareholders have advised the Company that they intend to vote in favor of the proposals to be considered at the Special Meeting.

     Shares represented by proxies which are marked “abstain” or which are marked to deny discretionary authority will only be counted for determining the presence of a quorum. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as “broker non-votes”), those shares will not be included in the vote totals, but will be counted for purposes of the quorum.

     A list of the shareholders entitled to vote at the Special Meeting will be available at the Company’s principal executive offices located at 1810 N.E. 144th Street, North Miami, Florida 33181 for a period of ten days prior to the Special Meeting for examination by any shareholder.

     A SHAREHOLDER WHO SUBMITS A PROXY ON THE ACCOMPANYING FORM HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS USE BY DELIVERING A WRITTEN NOTICE TO THE CORPORATE SECRETARY OF THE COMPANY, BY EXECUTING A LATER-DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON. UNLESS AUTHORITY IS WITHHELD, PROXIES WHICH ARE PROPERLY EXECUTED WILL BE VOTED FOR THE PURPOSES SET FORTH THEREON.

PROPOSAL 1.	APPROVAL OF (A) THE ISSUANCE OF 230,000 SHARES OF THE COMPANY’S AUTHORIZED BUT UNISSUED COMMON STOCK UPON CONVERSION OF 230,000 SHARES OF THE COMPANY’S CURRENTLY OUTSTANDING SERIES A PREFERRED STOCK; (B) THREE-YEAR WARRANTS TO PURCHASE UP TO 118,750 SHARES OF COMPANY COMMON STOCK AT AN EXERCISE PRICE OF $1.10 PER SHARE TO THE SELLING AGENTS IN THE COMPANY’S PRIVATE PLACEMENT OF ITS COMMON STOCK COMPLETED IN DECEMBER 2002; AND (C) UP TO 59,375 SHARES OF ITS COMMON STOCK AS LIQUIDATED DAMAGES IF THE COMPANY DOES NOT TIMELY SATISFY ITS REGISTRATION RIGHTS OBLIGATION IN CONNECTION WITH THE PRIVATE PLACEMENT

     The board of directors is seeking shareholder approval for the proposed Share Issuances.

The December 2002 Private Placement

     In October 2002, the Company commenced a private placement of shares of its common stock at a purchase price of $1.00 per share (the “Private Placement”). The Private Placement was completed in December 2002, at which time the Company sold 1,187,500 shares of its common stock. The shares sold in the Private Placement were unregistered and, therefore, subject to restrictions on resale and transferability. Purchasers of shares in the Private Placement were granted registration rights with respect to such shares of Common Stock, as described below. The Private Placement was made on a “best efforts” basis exclusively to persons who were “accredited investors” (as defined in Rule 501 under Regulation D promulgated under the Securities Act of 1933 (the “1933 Act”), in a transaction exempt from the registration requirements of federal securities laws in accordance with Regulation D.

     Two NASD member firms acted as selling agents for the Private Placement. The Company raised net proceeds in the Private Placement of $1,033,125. The Company used the net proceeds of the Private Placement for working capital.

     Subject to shareholder approval of the Share Issuances, the Company has also agreed to issue to the selling agents in the Private Placement three-year warrants to purchase up to 118,750 shares of common stock at an exercise price of $1.10 per share (one warrant for each ten shares sold in the Private Placement) (the “Selling Agents Warrants”).

     In connection with the Private Placement, the Company agreed to file a registration statement to register the resale of the shares obtained in such offering within 45 days following the December 6, 2002 closing date of the Private Placement, and to thereafter use its best efforts to cause such registration statement to become effective under the 1933 Act, within 120 days following the filing date of such registration statement. The Company filed the registration statement to register the resale of the shares sold in the Private Placement on January 17, 2003, which was within the 45 day requirement. If the registration statement does not become effective by May 17, 2003, then the Company will be obligated to pay, as liquidated damages, to each investor in the Private Placement one share of Common Stock for every 20 shares purchased in the Private Placement up to an aggregate amount of 59,375 shares of Common Stock (the “Liquidated Damages Shares”).

Nasdaq SmallCap Market Issues with Respect to the Private Placement

     Because the Company’s Common Stock is listed on the Nasdaq SmallCap Market, the Company is required to comply with the Nasdaq SmallCap Marketplace Rules. One of those rules requires that the Company obtain shareholder approval of issuances of more than 20% of the Company’s outstanding shares of common stock before the Company issues such common stock (or securities convertible into or exercisable for Common Stock), unless the price at which the shares are issued is more than the greater of book or market value. The Company’s Private Placement, in which shares of the Company’s authorized but unissued common stock equal to 24.8% of the Company’s then outstanding common stock were issued at a price below the then public market price of the Common Stock on the Nasdaq SmallCap Market, as well as the proposed issuances of the Selling Agent Warrants and the Liquidated Damages Shares, did not comply with the Nasdaq Marketplace Rules. In order to correct the Company’s violation of the rule (which might have subjected the Company to delisting from the Nasdaq SmallCap Market), the Company with the consent of Nasdaq, has taken the following steps:

•	230,000 of the shares of common stock sold in the Private Placement were exchanged for an equal number of shares of the Company’s Series A Preferred Stock. The Series A Preferred Stock pays cash interest at the rate of 10% per annum (with a minimum payment due of 5% per annum, regardless of how long the Series A Preferred Stock remains outstanding) and will be redeemable six months after issuance. The Series A Preferred Stock will not be convertible into common stock unless the Company’s shareholders approve the Share Issuances (and this Special Meeting has been called to consider such matter). If the Company’s shareholders approve the Share Issuances, than the outstanding Series A Preferred Stock will automatically convert (by their terms) into an equal number of shares of Common Stock. The Series A Preferred Stock is non-voting, except as may otherwise be provided by law. The conversion price of the Series A Preferred Stock is subject to adjustment for customary anti-dilution events. If the Company’s shareholders do not approve the Share Issuances, then the Company must redeem the Series A Preferred Stock at a price equal to $1.00 per share, which was the price paid by investors in the Private Placement, plus any accrued but unpaid interest.

•	The Company has agreed with Nasdaq to not issue the Selling Agents Warrants or the Liquidated Damages Shares unless it obtains shareholder approval of the Share Issuances.

•	The Company has agreed to appoint one of its officers as a compliance officer responsible for monitoring, coordinating with counsel and better ensuring compliance with the Nasdaq Marketplace Rules applicable to companies listed on the Nasdaq SmallCap Market.

     The remaining shares of Common Stock sold in the Private Placement (957,500 shares of the Company’s Common Stock, constituting less than 20% of the Company’s outstanding shares prior to the Private Placement) remain outstanding and are not affected by the Company’s agreement with Nasdaq or the shareholder vote being taken by the Company’s shareholders at the Special Meeting.

     The Company intends to register, on the same basis as the Common Stock issued in the Private Placement, the shares of Common Stock into which the shares of Series A Preferred Stock are convertible. If the Series A Preferred Stock is redeemed due to the inability to obtain shareholder approval of the Share Issuances, then such registration rights will terminate at the time of redemption. Further, payment of any dividend on the Series A Preferred Stock will be subject to compliance with any present or future bank loan agreements to which the Company may be a party.

     The approval of the Share Issuances is not required by applicable Florida corporate law, but is being sought solely to comply with the Company’s agreement with Nasdaq. For the same reasons, the determination that shareholders who purchased in the Private Placement are not entitled to vote was based on the Company’s agreement with Nasdaq and not on Florida corporate law.

Additional Factors to Consider Relating to the Company’s Financial Situation and Banking Agreements

     The Company’s net income (loss) for the 2000 and 2001 fiscal years, and for the first nine months of 2002, was $712,000, $(4,214,000) and $(1,417,000), respectively. The Company operates its business using working capital derived from its operations (during periods when its operations are cash flow positive) and from borrowings available from the Company’s line of credit. Management believes that growth requires working capital to support the increased levels of inventory necessary to meet customer demands and to support accounts receivable generated from increased sales. The Company has recently made efforts to improve its cash flow through cost reductions, collections of accounts receivable and reductions in its inventory.

     The Company has a $1.9 million line of credit secured by its U.S. assets that originally was to mature on September 22, 2002. The Company’s lender agreed to extend the maturity date of the Company’s line of credit to January 23, 2003. On January 17, 2003, the Company’s lender agreed to grant an additional extension of the maturity date of the line of credit to July 22, 2003. However, such lender has advised the Company that it will not renew the line of credit, but rather that it will extend the line of credit for a limited period of time to allow the Company to obtain alternative financing from another lender, and no assurance can be given that the Company will obtain an extension beyond July 22, 2003. While the Company expects to obtain new financing for the line of credit, there can be no assurance that the Company will be able to do so. As of December 31, 2002, $7,000 was available for borrowing on the Company’s U.S. line of credit. Additionally, several of the Company’s foreign subsidiaries have lines of credit or borrowing agreements available for their operations, and, as of December 31, 2002, an aggregate of $1,191,000 was available for borrowing under these agreements.

     The Company’s $1.9 million revolving line of credit with a financial institution is secured by the Company’s U.S. assets. The agreement governing the line of credit contains covenants that impose limitations on the Company (including the requirement that any acquisitions the Company makes be approved by the financial institution), limits the Company’s borrowings based upon a borrowing base formula tied to the carrying value of the Company’s accounts receivable and inventory from time to time, and requires the Company to be in compliance with certain financial covenants. If the Company fails to make required payments, or if the Company fails to comply with the various covenants contained in its credit agreement, the lender may be able to accelerate the maturity of such indebtedness. The Company’s revolving line of credit, as extended, currently expires in July 2003. As of June 30, and September 30, 2002, the Company was not in compliance with the financial net worth and leverage covenants contained in the agreement and the lender waived compliance with such covenants at such date. The Company also anticipates that it will not satisfy the financial covenants in its credit agreement as of the end of the quarter ended December 31, 2002. While there can be no assurance, the Company anticipates that its lender will waive such covenant violations.

     As a result of the Company’s lender’s reduction in the borrowings available under the line of credit, the Company sought additional means of obtaining working capital. In furtherance of this objective, on December 6, 2002 the Company completed the Private Placement.

     AESP believes that funds available from operations, combined with the proceeds of the Private Placement and borrowings available under its line of credit, will be sufficient to fund its current operations for the next 12 months, provided its efforts to increase its working capital and to obtain a replacement line of credit are successful.

Dilution

     The sale of the 957,500 shares of common stock in the Private Placement resulted in immediate and substantial dilution to existing holders of the Company’s Common Stock. The issuance of additional shares of common stock upon the conversion of the Series A Preferred Stock into Common Stock, the exercise of the Selling Agent Warrants and the issuance, if any, of the Liquidated Damages Shares will result in additional dilution.

Vote Required

     For Proposal 1 to be approved in accordance with the requirements of Nasdaq, the affirmative vote of amajority of the votes cast by our shareholders, other than shareholders who purchased shares in the Private Placement, in person or by proxy, on the proposal is required.

     Messrs. Stein and Briskin, who own collectively 1,552,014 shares (27.0%) of the outstanding common stock as of the Record Date, have advised the Company that they each intend to vote in favor of Proposal 1.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE SHARE ISSUANCES.

     All proxies solicited by the board of Directors will be voted “FOR” Proposal 1 unless shareholders specify in their proxies a contrary choice.

     If the Share Issuances proposal is not approved by the Company’s shareholders, the Series A Preferred Stock will be redeemed for $230,000 plus any accrued but unpaid interest as required by the terms of the Series A Preferred Stock and by the Company’s agreement with Nasdaq.

PROPOSAL 2.	TO VOTE TO ADJOURN THE SPECIAL MEETING IF THERE ARE NOT SUFFICIENT VOTES TO APPROVE ONE OR MORE MATTERS, IN ORDER TO PROVIDE ADDITIONAL TIME TO SOLICIT PROXIES

     Shareholders are being asked to provide proxies to give the authority, in the discretion of the proxy holders, to vote to adjourn the meeting if there are not sufficient votes at the date of the meeting to approve one or more of the matters to be voted upon the meeting. Approval of this proposal will allow us, to the extent that shares voted by proxy are required to approve a proposal to adjourn the meeting, to continue to solicit proxies to determine whether sufficient shares will be voted in favor or against one or more of the proposals. If the meeting cannot be adjourned because shares voted by proxy may not be voted in favor of a motion to adjourn the meeting, it may mean that one or more of the proposals described in this proxy statement will fail, not because such proposals did not receive the votes of a majority of the shares represented at the meeting, but rather because such proposals did not obtain the requisite percentage vote of the shareholders in time to be approved by the time of the meeting.

Vote Required

     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Special Meeting is required for approval of Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF ADJOURNING THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES.

     All proxies solicited by the board of Directors will be voted “FOR” Proposal 2 unless shareholders specify in their proxies a contrary choice.

PRINCIPAL SHAREHOLDERS

     As of the Record Date, the Company had outstanding 5,754,221 shares of our common stock. The following table sets forth, as of the Record Date, certain information regarding our common stock owned of record or beneficially by: (i) each person who owns beneficially more than 5% of our outstanding common stock; (ii) our chief executive officer, other executive officers whose compensation is required to be described pursuant to SEC rules and each of our directors; and (iii) all directors and executive officers as a group.

	Beneficial Ownership
	of Common Stock(1)

Name and Address of Beneficial Owner(1)	Shares	Percent

Slav Stein(2)	1,426,007	22.3%
Roman Briskin(2)	1,426,007	22.3%
Terrence R. Daidone(3)	155,000	2.7%
William B. Coldrick(3)	137,000	2.3%
Leonard Sokolow(3)	81,250	1.4%
Steven Daily(3)(4)	58,333	1.0%
All directors and executive officers as a group (7 persons)	3,289,607	43.9%

(1)	Unless otherwise indicated, each person named in the table has the sole voting and investment power with respect to the shares beneficially owned. The address for each beneficial owner is c/o AESP, Inc., 1810 N.E. 144th Street, North Miami, Florida 33181.

(2)	Includes options to purchase 650,000 shares of Common Stock issuable upon the exercise of vested stock options. Excludes unvested options to purchase 180,250 shares of Common Stock.

(3)	Shares of Common Stock issuable upon the exercise of vested stock options.

(4)	Excludes unvested stock options to purchase 16,666 shares of Common Stock.

OTHER MATTERS

     The Board of Directors is not aware of any other business that may come before the meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy-holders.

     Shareholder proposals intended to be presented at the 2003 Annual Meeting of Shareholders of the Company must be received by the Company not later than February 27, 2003 at its principal executive offices, 1810 N.E. 144th Street, North Miami, Florida 33181, Attention: Corporate Secretary, for inclusion in the proxy statement and proxy relating to the 2003 Annual Meeting of Shareholders.

     If a shareholder does not seek to have a proposal included in the proxy statement, but nevertheless wishes to present a proper proposal at the 2003 Annual Meeting of Shareholders, and the proposal is received by us on or before May 13, 2003, we will provide information in the proxy statement relating to the 2003 Annual Meeting of Shareholders as to the nature of the proposal and how persons named in the proxy solicited by our board of directors intend to exercise their discretion to vote on the proposal.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Roman Briskin

Roman Briskin, Corporate Secretary
February , 2003 North Miami, Florida

AESP, INC.
1810 N.E. 144th Street
North Miami, Florida 33181

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Roman Briskin and John Wilkens, and each of them, with full power of substitution, proxies of the undersigned, to attend and vote all the shares of Common Stock, $0.001 par value, of AESP, Inc., a Florida corporation (the “Company”) which the undersigned would be entitled to vote at the 2003 Special Meeting of Shareholders to be held at the executive offices of the Company located at 1810 N.E. 144th Street, North Miami, Florida 33181 at 9:00 a.m., local time, on February      , 2003, or any adjournment thereof, according to the number of votes the undersigned would be entitled to cast if personally present upon the matters referred to on this Proxy and, in their discretion, upon any other business as may come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING PROPOSALS:

     1.     Proposal 1 — To approve the issuance of (a) 230,000 shares of the Company’s authorized but unissued common stock upon the conversion of an equal number of shares of the Company’s currently outstanding Series A Preferred Stock; (b) three-year warrants to purchase up to 118,750 shares of the Company’s common stock at an exercise price of $1.10 per share to the selling agents in the Company’s private placement completed in December 2002 and (c) up to 59,375 shares of the Company’s common stock as liquidated damages if the Company does not timely satisfy its registration rights obligations in connection with the private placement.

☐ FOR     ☐ AGAINST     ☐ ABSTAIN

     2.     Proposal 2 — To vote to adjourn the special meeting if there are not sufficient votes to approve one or more matters, in order to provide additional time to solicit proxies.

☐ FOR     ☐ AGAINST     ☐ ABSTAIN

(Continued and to be signed on other side)

     This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the proposals as set forth herein.

     The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the accompanying Proxy Statement.

Date: ____________________________, 2003.

Signature

Name(s) (typed or printed)

Address(es)
Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

NO POSTAGE IS REQUIRED.